QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 10, 2007, in the Amendment No. 1 to the Registration Statement (Form S-1) and related prospectus of Reliant Technologies, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Palo Alto, California
September 24, 2007

QuickLinks

  Exhibit 23.1